EXHIBIT 32.1

CERTIFICATIONS OF EXECUTIVE CHAIR AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas Francis, the Executive Chair of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	November 8, 2023	By:	/s/ Douglas Francis
Douglas Francis
Executive Chair
(Principal Executive Officer)

I, Mary Hoitt, the Interim Chief Financial Officer of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	November 8, 2023	By:	/s/ Mary Hoitt
Mary Hoitt
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)